THIS WARRANT IS NON-TRANSFERABLE

    WARRANT FOR THE PURCHASE OF COMMON SHARES OF

                SIDEWARE SYSTEMS INC.

  (Incorporated under the laws of British Columbia)

WARRANT NUMBER: 00-02-16 (REPLACEMENT)

RIGHT TO PURCHASE 50,000 COMMON SHARES

THIS IS TO CERTIFY THAT, for value received, DAVID ROBISON, (the "Holder"), is entitled to subscribe for and purchase 50,000 fully paid and non-assessable Common Shares without par value in the capital stock (as constituted on March 20, 2000) of Sideware Systems Inc. (the "Company") at the price of US$1.00 per share at any time during the Term, as defined below.

THE TERM OF THIS WARRANT SHALL BE AS FOLLOWS:

1. SUBJECT TO BEING ABRIDGED PURSUANT TO 2, BELOW, THE TERM SHALL EXPIRE AT 4:00 IN THE AFTERNOON (VANCOUVER TIME) ON APRIL 13,
2002.

2. NOTWITHSTANDING PARAGRAPH 1, THE TERM SHALL EXPIRE AT 4:00 IN THE AFTERNOON (VANCOUVER TIME) ON THE THIRTIETH CALENDAR DAY
FOLLOWING A DETERMINATION BY THE COMPANY (A "DETERMINATION") THAT
THE 20 DAY WEIGHTED AVERAGE TRADING PRICE OF THE COMPANY'S SHARES
ON THE TORONTO STOCK EXCHANGE OVER ANY PERIOD OF 20 CONSECUTIVE
TRADING DAYS (AS CALCULATED IN ACCORDANCE WITH THE RULES OF THE
TORONTO STOCK EXCHANGE) HAS EXCEEDED US$1.25.  FOR GREATER
CERTAINTY, HOWEVER, NOTHING IN THIS PARAGRAPH 2 SHALL HAVE THE
EFFECT OF EXTENDING THE TERM OF THIS WARRANT BEYOND THE PERIOD
SET OUT IN 1, ABOVE.

Forthwith after any Determination, the Company shall notify the Holder of the Determination in writing, and of the date on which Term will expire, as set out above.

The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share), by completing the subscription form attached hereto and surrendering this Warrant at the office of the Company, 102 - 930 West 1st Street, North Vancouver, British Columbia, V7P 3N4, together with a certified cheque, money order or bank draft payable to or to the order of the Company in payment of the purchase price of the number of Common Shares subscribed for.

In the event of an exercise of the rights represented by this Warrant, certificates for the Common Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days after the rights represented by this Warrant shall have been exercised and, unless this Warrant has expired, a new Warrant representing the number of Common Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be

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                              - 2 -

issued to the Holder within such time.

The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

     THIS WARRANT IS ISSUED ON THE FOLLOWING TERMS AND CONDITIONS:

1. In the event of any subdivision of the Common Shares of the Company as such shares are constituted on the date hereof, at any time while this Warrant is outstanding, into a greater number of Common Shares, the Company will thereafter deliver at the time or times of purchase of shares hereunder, in addition to the number of shares in respect of which the right to purchase is then being exercised, such additional number of shares as result from such subdivision without any additional payment or other consideration therefor.

2. In the event of any consolidation of the Common Shares of the Company as such shares are constituted on the date hereof, at any time while this Warrant is outstanding, into a lesser number of Common Shares, the number of shares represented by this Warrant shall thereafter be deemed to be consolidated in like manner and any subscription by the Holder for shares hereunder shall be deemed to be a subscription for shares of the Company as consolidated.

3. In the event of any reclassification of the Common Shares of the Company at any time while this Warrant is outstanding, the Company shall thereafter deliver at the time of the purchase of shares hereunder the number of shares of the appropriate class resulting from the reclassification as the Holder would have been entitled to receive in respect of the number of shares so purchased had the right to purchase been exercised before such reclassification.

4. In the event that subdivided, consolidated or reclassified shares become issuable hereunder pursuant to paragraphs 1, 2, or 3 above, the aggregate exercise price payable to purchase 100% of such shares shall be equivalent to the aggregate price payable to purchase all of the Common Shares represented hereby prior to such subdivision, consolidation or reclassification at the exercise price per share set forth on the first page of this Warrant. In the event of the exercise of a portion of this Warrant to purchase subdivided, consolidated or reclassified shares, the exercise price in respect of such portion shall be that percentage portion of the total exercise price, calculated as set forth in the foregoing, as is equivalent to the percentage portion of this Warrant then being exercised.

5. As used herein, the term "Common Shares" shall mean and include the Company's

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                        - 3 -

presently authorized Common Shares and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holder thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

6. This Warrant shall not entitle the Holder to any rights as a member of the Company, including without limitation, voting rights.

7. The Holder, by acceptance of this Warrant, agrees that any shares acquired by the Holder pursuant to this Warrant will be subject to resale restrictions under the laws of British Columbia and the United States and that the following restrictive legends may be placed on certificates representing such shares:

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SHARES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM TO THE SATISFACTION OF THE COMPANY, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF THE SHAREHOLDERS' COUNSEL, IN FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT."

8. Nothing contained herein shall confer any right upon the Holder or any other person to subscribe for or purchase any shares of the Company at any time subsequent to 4:00 in the afternoon
(Vancouver Time) on April 13, 2002, and from and after such time this Warrant and all rights hereunder shall be void and of no value.

9.   Time shall be of the essence hereof.

IN WITNESS WHEREOF Sideware Systems Inc. has caused its common seal to be affixed and this Warrant to be signed as of the 22nd day of March, 2001.

SIDEWARE SYSTEMS INC.


Per: "Grant Sutherland"
     Authorized Signatory

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                          - 4 -

                   SUBSCRIPTION FORM


To:	Sideware Systems Inc.
102 - 930 West 1st Street
North Vancouver, B.C.
V7P 3N4



The holder of the within Share Purchase Warrant,                     ,
hereby subscribes for                                     Common Shares
referred to therein according to the terms and conditions thereof, and herewith makes payment of the purchase price in full for the said number of shares at the rate of US$1.00 per share. A certified cheque/bank draft for such amount is enclosed herewith.



DATED this    day of                 ,                    .




----------------------------
Signature of Warrant Holder